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                                                                 EXHIBIT 10.34

                               CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is made as of the date set forth below by and between Silicon Graphics, Inc. (the "Company") and Tom Oswold, ("Consultant").

                                    RECITALS

     Consultant has been employed by the Company since 1988 and has most recently served in the capacity of Vice President, Finance and Treasurer. Consultant wishes to resign in order to pursue other personal
interests.   The Company  wishes  to  have Consultant remain available to contribute to certain projects and activities of the Company. Accordingly, the Company and Consultant have agreed that Consultant will change his relationship with the Company from that of an employee to that of a consultant on the terms set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual promises made herein, the Company and Consultant hereby agree as follows:


     1. SEPARATION AGREEMENT. Consultant and Company have entered into a letter agreement dated contemporaneously herewith (the "Separation Agreement") governing the terms of Consultant's resignation as an officer and employee of Company effective as of the close of business on December 29, 1995 (the "Effective Separation Date").

     2.   CONSULTING RELATIONSHIP.

          (a) Commencing immediately after the Effective Separation Date and continuing through September 3, 1996 (the "Consulting Period"), Consultant shall serve as an independent consultant to the Company.

          (b) During the Consulting Period, Consultant shall (i) assist the Chief Financial Officer of the Company during the transition period until Consultant's successor begins work at the Company; (ii) handle special projects with respect to treasury matters identified by the Chief Financial Officer of the Company; and (iii) provide such other reasonable services as are agreed to by Consultant and the Company. Consultant will be available during the Consulting Period for such reasonable hours on an as needed basis as are mutually agreed upon by the parties. It is expected that such consulting services may be full-time during certain times during the Consulting Period.


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Consultant  shall at all times be an independent contractor to the Company, and nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company.

          (c) Consultant may terminate the consulting relationship at any time before the end of the Consulting Period, for any or no reason, upon written notice to the Company. The consulting relationship shall also terminate automatically if Consultant becomes employed in a full time capacity during the Consulting Period. Upon any termination, the Company shall have no obligation to pay Monthly Consulting Period Fees or other benefits hereunder accruing thereafter.

     3.   COMPENSATION.

          (a) In consideration for Consultant's agreement to provide consulting services during the Consulting Period as provided herein and his faithful adherence to the terms and conditions of this Agreement, the Company shall pay Consultant a Monthly Consulting Fee equal to one-twelfth of the annual base salary that Consultant was earning as of the Effective Separation Date. Such compensation shall be paid in monthly installments (prorated in the case of December 1995, and adjusted if necessary if Consultant has otherwise received salary payments from the Company in respect of any portion of the Consulting Period) within ten business days after receipt of Consultant's monthly invoice, but no earlier than the tenth business day of each month.

          (b) The attached Stock Option Personnel Summary sets forth the details concerning all outstanding options to purchase Common Stock of the Company held by Consultant. It is understood and agreed that during the Consulting Period, such options shall remain outstanding and continue vesting at their normal rate.

          (c) CONSULTANT IS ADVISED THAT AS A RESULT OF THE CONVERSION OF HIS STATUS FROM EMPLOYEE TO CONSULTANT, ANY ISOS (INCENTIVE STOCK OPTIONS) WILL BECOME NON-STATUTORY OPTIONS (NSOS), TO THE EXTENT THEY ARE NOT EXERCISED WITHIN NINETY (90) DAYS AFTER THE DATE CONSULTANT CEASES TO BE AN
EMPLOYEE.   If Consultant's consulting relationship terminates for any reason, then all vesting shall immediately stop, and Consultant's or his estate's ability to exercise such options shall be governed by the terms of each of the respective option agreements therefor.

          (d) The Company agrees that the computer, car phone and facsimile machine located in Consultant's residence shall become the property of Consultant upon the execution of this Agreement, but any ongoing fees, expenses, etc., related to such equipment are the sole responsibility of Consultant.

          (e) During the Consulting Period, the Company shall provide to Consultant medical, dental and vision continuation benefits through COBRA and the Company shall pay the COBRA premiums only during the Consulting Period or until the earlier termination of the Consulting Period as specified herein.

                                        -2-

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          (f)   The  Company will directly pay or reimburse  Consultant, upon receipt of the appropriate verification, for (i) out-of-pocket expenses incurred in connection with services performed by Consultant, to the extent provided for in the Company's expense reimbursement guidelines, and
(ii) 1995 individual annual tax preparation services, to the extent provided for in the Company's Executive Perquisite guidelines.

          (g) Other than the provisions set forth herein, Consultant has no expectation of, and shall make no other claims for payment or any other compensation or benefits from SGI.

     4.    CONFIDENTIAL  INFORMATION.   Consultant  shall  continue  to
maintain the confidentiality of all confidential and proprietary information of the Company pursuant to, and shall continue to comply with all terms and conditions of, the Proprietary Information and Invention Agreement between Consultant and the Company (the "Confidentiality Agreement"). Such obligations shall survive any termination of Consultant's consulting relationship.

     5. TAX CONSEQUENCES. Consultant acknowledges that he is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant acknowledges his obligation to pay all federal, state or local income, self-employment or other taxes relating to such compensation or any amounts realized upon exercise of Consultant's options, and any penalties or assessments thereon. Except as referred to in section 3(c), the Company gives no opinions and makes no representations with respect to the potential or actual tax consequences or liabilities, if any, associated with the payment of any amounts to Consultant under the terms of this Agreement or the continued vesting of Consultant's options. Consultant assumes sole responsibility for any tax liability that results from the payment of any compensation described herein.

     6.   NONSOLICITATION AGREEMENT.

          During the Consulting Period, Consultant agrees that he shall not directly or indirectly recruit or solicit any current employees of the Company to leave the employ of the Company.

     7.   TERM  AND TERMINATION.

          (a) Consultant's consulting relationship may be terminated by the Company at any time if Consultant (i) willfully fails to perform the consulting services as reasonably requested by the Company, (ii) violates any material provision of this Agreement, (iii) commits any act of moral turpitude in connection with his performance of the consulting services, or
(iv) otherwise commits any willful, egregious or malicious act injurious to the Company, its business or reputation. The Company shall give thirty
(30) days notice to Consultant of the termination of the Agreement pursuant to this paragraph and shall provide Consultant with a reasonable time within said thirty (30) day

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period  in  which  to  respond  to  and cure  the  alleged  problem.   Any
such termination by the Company shall be in addition to and shall not affect any other remedies to which the Company may be entitled as a result of the event leading to such termination.

          (c) Notwithstanding the expiration and/or termination of this Agreement, the provisions of Sections 4 (Confidentiality) and 8 (General) by their terms, shall survive the expiration and/or termination of this Agreement.

     8.   GENERAL.

          (a)  ENTIRE AGREEMENT.   Except as set forth in the Separation
Agreement, this Agreement represents the entire agreement and understanding between the Company and the Consultant concerning Consultant's consulting relationship and the termination of Consultant's employment relationship with the Company, and, except as specifically provided herein, supersedes and replaces all prior agreements and understandings, written and oral, concerning Consultant's relationship with the Company and his compensation by the Company. Neither party has relied upon any representations or statements made by the other party hereto that are not specifically set forth in this Agreement.

          (b) SETTLEMENT OF OUTSTANDING OBLIGATIONS. Consultant agrees that this Agreement and the Separation Agreement represent settlement in full of all outstanding obligations owed to him by the Company as a result of his employment by the Company or his change of status, including without limitation all obligations for current or past salary, bonus or severance payments.

          (c)   NOTICES.   Any  notice or other  communication  required
hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered
or express mail, postage  prepaid.   Any  such notice shall be deemed  given
when so delivered personally, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails as follows (or to such other address as to which one party may advise the other in writing):

                (i)  if to the Company, to
                     Silicon Graphics, Inc.
                     2011 N. Shoreline Blvd.
                     Mountain View, California 94039
                     Attention: Janet Cook
                     with a copy to Legal Services; and


                (ii) if to Consultant, to:
                     Tom Oswold
                     [street address omitted]


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          (d)   WAIVERS AND AMENDMENTS.  This Agreement may be  amended,
terminated or extended, or the terms hereof may be waived, only by a written instrument signed by the parties. No delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver or partial exercise of a right preclude any other or further exercise thereof or any other right.

          (e)   GOVERNING  LAW.   This Agreement  is  entered  into  and
governed by the laws of the State of California. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement or the breach thereof, the parties hereto agree to first use their
best efforts  to settle such matters in an amicable manner.   Initially, they
shall consult and negotiate with each other, in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such resolution within a period of sixty (60) days, then upon written notice by either party to the other, any unresolved dispute, claim or differences shall be finally settled by confidential arbitration administered by the
American Arbitration Association in accordance  with  the provisions   of
its  then  applicable  rules.   Either  party   may,   without inconsistency
with this Agreement, apply to any court having jurisdiction hereof and seek injunctive relief so as to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The site of the arbitration shall be in the County of Santa Clara California. Each party shall bear its own costs and expenses and an equal share of the arbitrators' fees and administrative expenses of arbitration.

           (f)    ASSIGNMENT  AND  ASSUMPTION.   This   Agreement,   and
Consultant's  rights  and  obligations hereunder, are  personal  in  nature and accordingly may not be assigned by Consultant, except for an assignment by Consultant of his rights to a corporation, trust, partnership or other legal entity established by him for personal
financial  or  tax  purposes.    If Consultant's consulting relationship
terminates by reason of death, except for all stock option vesting terminating, Consultant's estate's eligibility to any outstanding consulting compensation payment provided hereunder, shall survive. This Agreement and its rights, together with its obligations hereunder, shall be assumed by the successors in interest of the Company in connection with any sale, transfer or other disposition of all or substantially all of its
assets or business,  whether  by merger, consolidation or otherwise.   Such
successor or assignee to the business or assets shall be bound by the terms and provisions of this Agreement.

           (g)   COUNTERPARTS.   This  Agreement  may  be  executed   in
counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the parties.

     9. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or on behalf of the parties hereto. The parties acknowledge that:

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          (a)  They have carefully read this Agreement;

          (b) They have been advised and represented in the preparation, negotiation, review and execution of this Agreement by legal counsel of their own choice;

          (c) They understand the scope, terms, consequences and effects of this Agreement; and

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


Dated: December 21, 1995.


                                         /s/  Tom Oswold
                                         ----------------------------------
                                         TOM OSWOLD


                                         SILICON GRAPHICS, INC.



                                         By: /s/ Stanley J. Meresman
                                         ----------------------------------
                                                 Stanley J. Meresman
                                                 Senior Vice President and
                                                 Chief Financial Officer

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